EXHIBIT 10.11

                                 LIFE INSURANCE
                      ENDORSEMENT METHOD SPLIT DOLLAR PLAN
                                    AGREEMENT

Insurer: Jefferson Pilot Life Insurance Company ING Southland Life Insurance Company

Policy Number:                   JP5098260
                                 0660003207

Bank:                            The Fauquier Bank

Insured:                         C. Hunton Tiffany

Relationship of Insured to Bank: Executive

Trust: Rabbi Trust for The Fauquier Bank Rabbi Trust for the Executive Supplemental Retirement Plan Agreement and the Endorsement Method Split Dollar Plan Agreement

The respective rights and duties of the Bank and the Insured in the above-referenced policy shall be pursuant to the terms set forth below:

I. DEFINITIONS

    Refer to the policy contract for the definition of all terms in this Agreement.

II. POLICY TITLE AND OWNERSHIP

    Title and ownership shall reside in the Trustee for the Rabbi Trust for the Executive Supplemental Retirement Plan Agreement and the Endorsement Method Split Dollar Plan Agreement for its use and for the use of the Insured all in accordance with this Agreement. The Trustee at the direction of the Bank may, to the extent of its interest, exercise the right to borrow or withdraw on the policy cash values. Where the Trustee at the direction of the Bank and the Insured (or assignee, with the consent of the Insured) mutually agree to exercise the right to increase the coverage under the subject Split Dollar policy, then, in such event,

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    the rights, duties and benefits of the parties to such increased coverage shall continue to be subject to the terms of this Agreement.

III. BENEFICIARY DESIGNATION RIGHTS

    The Insured (or assignee) shall have the right and power to designate a beneficiary or beneficiaries to receive the Insured's share of the proceeds payable upon the death of the Insured, and to elect and change a payment option for such beneficiary, subject to any right or interest the Trustee at the direction of the Bank or the Trust may have in such proceeds, as provided in this Agreement.

IV. PREMIUM PAYMENT METHOD

    The Bank or the Trustee at the direction of the Bank shall pay an amount equal to the planned premiums and any other premium payments that might become necessary to keep the policy in force.

V.  TAXABLE BENEFIT

    Annually the Insured will receive a taxable benefit equal to the assumed cost of insurance as required by the Internal Revenue Service. The Bank or the Trustee at the direction of the Bank will report to the Insured the amount of imputed income each year on Form W-2 or its equivalent.

VI. DIVISION OF DEATH PROCEEDS

    Subject to Paragraphs VII and IX herein, the division of the death proceeds of the policy is as follows:

    A. Upon the death of the Insured, the Insured's beneficiary(ies), designated in accordance with Paragraph III, shall be entitled to an amount equal to Two Hundred Seventy Five Thousand and NO/100 Dollars ($275,000.00), or, one hundred percent (100%) of the net at risk insurance portion of the proceeds, whichever amount is less. The net at risk insurance portion is the total proceeds less the cash value of the policy.

    B. The Bank shall be entitled to the remainder of such proceeds.

    C. The Bank and the Insured (or assignees) shall share in any interest due on the death proceeds on a pro rata basis as the proceeds due each respectively bears to the total proceeds, excluding any such interest.


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VII. DIVISION OF THE CASH SURRENDER VALUE OF THE POLICY

     The Trust shall at all times be entitled to an amount equal to the policy's cash value, as that term is defined in the policy contract, less any policy loans and unpaid interest or cash withdrawals previously incurred by the Trustee at the direction of the Bank and any applicable surrender charges. Such cash value shall be determined as of the date of surrender or death as the case may be.

VIII. RIGHTS OF PARTIES WHERE POLICY ENDOWMENT OR ANNUITY ELECTION EXISTS

     In the event the policy involves an endowment or annuity element, the Bank's or the Trust's right and interest in any endowment proceeds or annuity benefits, on expiration of the deferment period, shall be determined under the provisions of this Agreement by regarding such endowment proceeds or the commuted value of such annuity benefits as the policy's cash value. Such endowment proceeds or annuity benefits shall be considered to be like death proceeds for the purposes of division under this Agreement.

IX. TERMINATION OF AGREEMENT

     This Agreement shall terminate upon the occurrence of any one of the following:

     1. The Insured shall be discharged from employment with the Bank for Cause. For the purposes of this Agreement, "Cause" shall mean the Executive's gross negligence or willful misconduct, which is detrimental to the best interests of the Bank's business operations. For purposes of this paragraph, no act, or failure to act, on the Executive's part shall be considered "willful" unless done, or omitted to be done, by him not in good faith and without reasonable belief that his act or omission was in the best interest of the Bank; provided that any act or omission to act on the Executive's behalf in reliance upon an opinion of counsel to the Bank or counsel to the Executive's shall not be deemed to be willful. Notwithstanding the foregoing, the Executive shall not be deemed to have been terminated for Cause unless and until there shall have been delivered to him a copy of a certification by a majority of the outside members of the Board of Directors of the Bank finding that, in the good faith opinion of such majority, the Executive was guilty of conduct which is deemed to be Cause within the meaning of the first sentence of this paragraph and specifying the particulars thereof in detail, after reasonable notice to the Executive and an opportunity for him, together with his counsel, heard before such majority.


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     2.  Surrender, lapse, or other termination of the Policy by the Bank.

     Upon such termination, the Insured (or assignee) shall have a fifteen (15) day option to receive from the Bank or the Trustee at the direction of the Bank an absolute assignment of the policy in consideration of a cash payment to the Bank or the Trustee at the direction of the Bank, whereupon this Agreement shall terminate. Such cash payment referred to hereinabove shall be the greater of:

     1. The Bank's or the Trust's share of the cash value of the policy on the date of such assignment, as defined in this Agreement; or

     2. The amount of the premiums which have been paid by the Bank or the Trustee at the direction of the Bank prior to the date of such assignment.

     If, within said fifteen (15) day period, the Insured fails to exercise said option, fails to procure the entire aforestated cash payment, or dies, then the option shall terminate, and the Insured (or assignee) agrees that all of the Insured's rights, interest and claims in the policy shall terminate as of the date of the termination of this Agreement.

     The Insured expressly agrees that this Agreement shall constitute sufficient written notice to the Insured of the Insured's option to receive an absolute assignment of the policy as set forth herein.

     Except as provided above, this Agreement shall terminate upon distribution of the death benefit proceeds in accordance with Paragraph VI above.

X.   INSURED'S OR ASSIGNEE'S ASSIGNMENT RIGHTS

     The Insured may not, without the written consent of the Bank, assign to any individual, trust or other organization, any right, title or interest in the subject policy nor any rights, any options, privileges or duties created under this Agreement.

XI.  AGREEMENT BINDING UPON THE PARTIES

     This Agreement shall bind the Insured and the Bank and the Trustee, their heirs, successors, personal representatives and assigns.

XII. ERISA PROVISIONS

     The following provisions are part of this Agreement and are intended to meet the requirements of the Employee Retirement Income Security Act of 1974 ("ERISA"):


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     A.  Named Fiduciary and Plan Administrator.
         ---------------------------------------

         The "Named Fiduciary and Plan Administrator" of this Endorsement Method Split Dollar Agreement shall be The Fauquier Bank until resignation or removal by the Board of Directors. As Named Fiduciary and Plan Administrator, the Bank or the Trustee at the direction of the Bank shall be responsible for the management, control, and administration of this Split Dollar Plan as established herein. The Named Fiduciary may delegate to others certain aspects of the management and operation responsibilities of the Plan, including the employment of advisors and the delegation of any ministerial duties to qualified individuals.

     B.  Funding Policy.
         ---------------


         The funding policy for this Split Dollar Plan shall be to maintain the subject policy in force by paying, when due, all premiums required.

     C.  Basis of Payment of Benefits.
         -----------------------------

         Direct payment by the Insurer is the basis of payment of benefits under this Agreement, with those benefits in turn being based on the payment of premiums as provided in this Agreement.

     D.  Claim Procedures.
         -----------------

         Claim forms or claim information as to the subject policy can be obtained by contacting Benmark, Inc. (770-952-l529). When the Named Fiduciary has a claim which may be covered under the provisions described in the insurance policy, they should contact the office named above, and they will either complete a claim form and forward it to an authorized representative of the Insurer or advise the name Fiduciary what further requirements are necessary. The Insurer will evaluate and make a decision as to payment. If the claim is payable, a benefit check will be issued in accordance with the terms of this Agreement.

     In the event that a claim is not eligible under the policy, the Insurer will notify the Named Fiduciary of the denial pursuant to the requirements under the terms of the policy. If the Named Fiduciary is dissatisfied with the denial of the claim and wishes to contest such claim denial, they should contact the office named above and they will assist in making inquiry to the Insurer. All objections to the Insurer's actions should be in writing and submitted to the office named above for transmittal to the Insurer.


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XIII. GENDER

      Whenever in this Agreement words are used in the masculine or neuter gender, they shall be read and construed as in the masculine, feminine or neuter gender, whenever they should so apply.

XIV. INSURANCE COMPANY NOT A PARTY TO THIS AGREEMENT

      The Insurer shall not be deemed a party to this Agreement, but will respect the rights of the parties as herein developed upon receiving an executed copy of this Agreement. Payment or other performance in accordance with the policy provisions shall fully discharge the Insurer for any and all liability.

XV. CHANGE OF CONTROL

      For purposes of this Agreement, a Change of Control of the Bank occurs if, after the date of this Agreement, (i) any person, including a "group" as defined in Section 13(d)(3) of the Securities Exchange Act of 1934 (but excluding any group of which the Executive is a member), becomes the owner or beneficial owner of securities of the Bank or of Fauquier Bankshares, Inc. (the "Holding Company") having 20% or more of the combined voting power of the then outstanding Bank or Holding Company securities that may be cast for the election of the Bank or Holding Company directors other than a result of the issuance of securities initiated by the Bank or Holding Company, as long as the majority of the Board of Directors approving the purchases is a majority at the time the purchases are made; or (ii) as the direct or indirect result of, or in connection with, a tender or exchange offer, a merger or other business combination, a sale of assets, contested election, or any combination of these events, the persons who were directors of the Bank or Holding Company before such events cease to constitute a majority of the Bank's or Holding Company's Board, or any successor's board, within two years of the last date of such transactions. For purposes of this Agreement, the Control Change Date is the date on which an event described in (i) or (ii) occurs. If a Change of Control occurs on account of a series of transactions, the Control Change Date is the date of the last of such transactions. Upon a Change of Control, if the Insured's employment is subsequently terminated, except for cause, then the Insured shall be one hundred percent (100%) vested in the benefits promised in this Agreement and, therefore, upon the death of the Insured, the Insured's beneficiary(ies) (designated in accordance with Paragraph III) shall receive the death benefit provided herein as if the Insured had died while employed by the Bank [See Subparagraphs VI(A)
      & (B)].


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XVI. AMENDMENT OR REVOCATION

      It is agreed by and between the parties hereto that, during the lifetime of the Insured, this Agreement may be amended or revoked at any time or times, in whole or in part, by the mutual written consent of the Insured and the Bank.

XVII. EFFECTIVE DATE

      The Effective Date of this Agreement shall be June 30, 2000.

XVIII. SEVERABILITY AND INTERPRETATION

      If a provision of this Agreement is held to be invalid or unenforceable, the remaining provisions shall nonetheless be enforceable according to their terms. Further, in the event that any provision is held to be over broad as written, such provision shall be deemed amended to narrow its application to the extent necessary to make the provision enforceable according to law and enforced as amended.

XIX. APPLICABLE LAW

      The validity and interpretation of this Agreement shall be governed by the laws of the Commonwealth of Virginia.

Executed at Warrenton, Virginia this 10th day of August, 2000.


                                            THE FAUQUIER BANK
                                            Warrenton, Virginia



/s/ [illegible]                             By: /s/ Rosanne T. Gorkowski
-----------------------------               ----------------------------
Witness                                     Title:  [illegible]



/s/ [illegible]                             /s/ C. Hunton Tiffany
-----------------------------               ----------------------------
Witness                                     C. Hunton Tiffany


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